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                                                                    EXHIBIT 10.7

                           INDEMNIFICATION AGREEMENT


         This INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of the 12th day of January, 1994, by and between American Industrial Properties REIT, Inc., a Maryland corporation (the "Company"), and ____________________ (the "Indemnitee").

                                    RECITALS

         WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

         WHEREAS, the Indemnitee is a director and/or officer of the Company;

         WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today's environment;

         WHEREAS, the Company's Articles of Incorporation (the "Charter") provide that the Company will indemnify its directors and officers to the full extent permitted by law and will advance expenses in connection therewith, and the Indemnitee's willingness to serve as a director and/or officer of the Company is based in part on the Indemnitee's reliance on such provisions; and

         WHEREAS, the Maryland General Corporation Law (the "Maryland Statute") expressly recognizes that the indemnification provisions of the Maryland Statute are not exclusive of any other rights to which a person seeking indemnification may be entitled under the Charter or Bylaws of the Company, a resolution of stockholders or directors, an agreement or otherwise, and this Agreement is being entered into pursuant to and in furtherance of the Charter and Bylaws, as permitted by the Maryland Statute and as authorized by the Charter and the Board of Directors of the Company (the "Board"); and

         WHEREAS, in recognition of the Indemnitee's need for substantial protection against personal liability in order to enhance the Indemnitee's continued service to the Company in an effective manner, and the Indemnitee's reliance on the aforesaid provisions of the Charter, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by such provisions will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Board or any acquisition or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to the Indemnitee as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Company's directors' and officers' liability insurance policies.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and
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sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.      Indemnification.

         (a)     In accordance with the provisions of subsection (b) of this
Section 1, the Company shall hold harmless and indemnify the Indemnitee against any and all expenses, liabilities and losses (including, without limitation, investigation expenses and expert witnesses' and attorneys' fees and expenses, judgments, penalties, fines, ERISA excise taxes and amounts paid or to be paid in settlement) actually incurred by the Indemnitee (net of any related insurance proceeds or other amounts received by the Indemnitee or paid by or on behalf of the Company on the Indemnitee's behalf), in connection with any action, suit, arbitration or proceeding (or any inquiry or investigation, whether brought by or in the right of the Company or otherwise, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding), whether civil, criminal, administrative or investigative, or any appeal therefrom, in which the Indemnitee is a party, is threatened to be made a party, is a witness or is participating (a "Proceeding") based upon, arising from, relating to or by reason of the fact that Indemnitee is, was, shall be or shall have been a director and/or officer of the Company or is or was serving, shall serve, or shall have served at the request of the Company as a director, officer, partner, trustee, employee or agent ("Affiliate Indemnitee") of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust or other incorporated or unincorporated enterprise.

         (b) In providing the foregoing indemnification, the Company shall, with respect to a Proceeding, hold harmless and indemnify the Indemnitee to the fullest extent required by the Maryland Statute and to the fullest extent permitted by the Express Permitted Indemnification Provisions (as hereinafter defined) of the Maryland Statute. For purposes of this Agreement, the Express Permitted Indemnification Provisions of the Maryland Statute shall mean indemnification as permitted by Section 2-418 of the Maryland Statute or by any amendment thereof or other statutory provisions expressly permitting such indemnification which is adopted after the date hereof (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law required or permitted the Company to provide prior to such amendment).

         (c) Without limiting the generality of the foregoing, the Indemnitee shall be entitled to the rights of indemnification provided in this
Section 1 for any expenses actually incurred in any Proceeding initiated by or in the right of the Company unless the Indemnitee shall have been adjudged to be liable to the Company.

         (d) If the Indemnitee is entitled under this Agreement to indemnification by the Company for some or a portion of the Indemnified Amounts (as hereinafter defined but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which Indemnitee is entitled.





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         2.      Other Indemnification Arrangements.  The Maryland Statute, the
Charter and the Bylaws of the Company permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements, including, without limitation, providing a trust fund, letter of credit or surety bond (collectively, the "Indemnity Arrangements") on behalf of the Indemnitee against any liability asserted against him or incurred by or on behalf of him in such capacity as a director or officer of the Company or as an Affiliate Indemnitee, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Agreement or under the Maryland Statute, as it may then be in effect. The purchase, establishment and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Agreement. All amounts payable by the Company pursuant to this Section 2 and Section 1 hereof are herein referred to as "Indemnified Amounts."

         3.      Advance Payment of Indemnified Amounts.

         (a) The Indemnitee hereby is granted the right to receive in advance of a final, nonappealable judgment or other final adjudication of a Proceeding (a "Final Determination") the amount of any and all expenses, including, without limitation, investigation expenses, expert witness' and attorneys' fees and other expenses expended or incurred by the Indemnitee in connection with any Proceeding or otherwise expended or incurred by the Indemnitee (such amounts so expended or incurred being referred to as "Advanced Amounts").

         (b) In making any written request for the Advanced Amounts, the Indemnitee shall submit to the Company a schedule setting forth in reasonable detail the dollar amount expended or incurred and expected to be expended.
Each such listing shall be supported by the bill, agreement or other documentation relating thereto, each of which shall be appended to the schedule as an exhibit. In addition, before the Indemnitee may receive Advanced Amounts from the Company, the Indemnitee shall provide to the Company (i) a written affirmation of the Indemnitee's good faith belief that the applicable standard of conduct required for indemnification by the Company has been satisfied by the Indemnitee, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the Advanced Amount if it shall ultimately be determined that the Indemnitee has not satisfied any applicable standard of conduct. The written undertaking required from the Indemnitee shall be an unlimited general obligation of the Indemnitee but need not be secured. The Company shall pay to the Indemnitee all Advanced Amounts within ten (10) business days after receipt by the Company of all information and documentation required to be provided by the Indemnitee pursuant to this subsection (b).

         4.      Procedure for Payment of Indemnified Amounts.

         (a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request for payment of the appropriate Indemnified Amounts, including





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with such request such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

         (b) The Company shall pay the Indemnitee the appropriate Indemnified Amounts unless it is established that the Indemnitee has not met any applicable standard of conduct of the Express Permitted Indemnification Provisions. For purposes of determining whether the Indemnitee is entitled to Indemnified Amounts, in order to deny indemnification to the Indemnitee the Company has the burden of proof in establishing that the Indemnitee did not meet the applicable standard of conduct. In this regard, a termination of any Proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct; provided, however, that the termination of any criminal proceeding by conviction, or a pleading of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee did not meet the applicable standard of conduct.

         (c) Any determination that the Indemnitee has not met the applicable standard of conduct required to qualify for indemnification shall be made (i) either by the Board by a majority vote of a quorum consisting of directors who were not parties of such action, suit or proceeding or (ii) by independent legal counsel (who may be the outside counsel regularly employed by the Company), provided that the manner in which (and, if applicable, the counsel by which ) the right to indemnification is to be determined shall be approved in advance in writing by both the highest ranking executive officer of the Company who is not party to such action (sometimes hereinafter referred to as "Senior Officer") and by the Indemnitee. In the event that such parties are unable to agree on the manner in which any such determination is to be made, such determination shall be made by independent legal counsel retained by the Company especially for such purpose, provided that such counsel be approved in advance in writing by both the said Senior Officer and Indemnitee and provided further, that such counsel shall not be outside counsel regularly employed by the Company. The fees and expenses of counsel in connection with making said determination contemplated hereunder shall be paid by the Company, and if requested by such counsel, the Company shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel.

         (d) The Company will use its best efforts to conclude as soon as practicable any required determination pursuant to subsection (c) above and promptly will advise the Indemnitee in writing with respect to any determination that the Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. Payment of any applicable Indemnified Amounts will be made to the Indemnitee within ten (10) days after any determination of the Indemnitee's entitlement to indemnification.





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         (e)     Notwithstanding the foregoing, the Indemnitee may, at any time after sixty (60) days after a claim for Indemnified Amounts has been filed with the Company (or upon receipt of written notice that a claim for Indemnified Amounts has been rejected, if earlier) and before three (3) years after a claim for Indemnified Amounts has been filed, petition a court of competent jurisdiction to determine whether the Indemnitee is entitled to indemnification under the provisions of this Agreement, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such action without having made such determination. The court shall, as petitioned, make an independent determination of whether the Indemnitee is entitled to indemnification as provided under this Agreement, irrespective of any prior determination made by the Board or independent counsel. If the court shall determine that the Indemnitee is entitled to indemnification as to any claim, issue or matter involved in the Proceeding with respect to which there has been no prior determination pursuant to this Agreement or with respect to which there has been a prior determination that the Indemnitee was not entitled to indemnification hereunder, the Company shall pay all expenses (including attorneys' fees) actually incurred by the Indemnitee in connection with such judicial determination.

         5.      Agreement Not Exclusive; Subrogation Rights, etc.

         (a) This Agreement shall not be deemed exclusive of and shall not diminish any other rights the Indemnitee may have to be indemnified or insured or otherwise protected against any liability, loss or expense by the Company, any subsidiary of the Company or any other person or entity under any charter, bylaws, law, agreement, policy of insurance or similar protection, vote of stockholders or directors, disinterested or not, or otherwise, whether or not now in effect, both as to actions in the Indemnitee's official capacity, and as to actions in another capacity while holding such office. The Company's obligations to make payments of Indemnified Amounts hereunder shall be satisfied to the extent that payments with respect to the same Proceeding (or part thereof) have been made to or for the benefit of the Indemnitee by reason of the indemnification of the Indemnitee pursuant to any other arrangement made by the Company for the benefit of the Indemnitee.

         (b) In the event the Indemnitee shall receive payment from any insurance carrier or from the plaintiff in any Proceeding against the Indemnitee in respect of Indemnified Amounts after payments on account of all or part of such Indemnified Amounts have been made by the Company pursuant hereto, the Indemnitee shall promptly reimburse to the Company the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Company or pursuant to arrangements made by the Company to Indemnitee exceeds such Indemnified Amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co-insurance payments, shall not be deemed to be payments to the Indemnitee hereunder. In addition, upon payment of Indemnified Amounts hereunder, the Company shall be subrogated to the rights of the Indemnitee receiving such payments (to the extent thereof) against any insurance carrier (to the extent permitted under such insurance policies) or plaintiff in respect of such Indemnified Amounts and the Indemnitee shall





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executed and deliver any and all instruments and documents and perform any and all other acts or deeds which the Company deems necessary or advisable to secure such rights. Such right of subrogation shall be terminated upon receipt by the Company of the amount to be reimbursed by the Indemnitee pursuant to the first sentence of this subsection (b).

         6. Insurance Coverage. In the event that the Company maintains directors' and officers' liability insurance to protect itself and any director or officer of the Company against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same extent as any other director or officer of the Company.

         7. Establishment of Trust. The Company may, in its sole discretion, create a trust (the "Trust") for the benefit of the Indemnitee and, to the extent such Trust has been created, from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Indemnified Amounts (including Advanced Amounts) which are actually paid or which Indemnitee reasonably determines from time to time may be payable by the Company under this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the independent legal counsel appointed under Section 4 hereof. If such Trust is established, the terms thereof shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee; (ii) the trustee of the Trust (the "Trustee") shall advance, within ten (10) business days of a request by the Indemnitee, any and all Advanced Amounts to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances, under which the Indemnitee would be required to reimburse the Company under Section 3(b)(ii) hereof); (iii) the Company shall continue to fund the Trust from time to time in accordance with the funding obligations set forth above; (iv) the Trustee shall promptly pay to the Indemnitee all Indemnified Amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement; and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by a court of competent jurisdiction in a final decision from which there is no further right of appeal that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement.

         8. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director or officer of the Company (or is serving at the request of the Company as an Affiliate Indemnitee) and shall continue thereafter for a period of ten (10) years from the date the Indemnitee ceases to serve as a director or officer of the Company or ceases to serve as an Affiliate Indemnitee (whichever is later).

         9. Notice and Defense of Claim. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of expenses covered hereunder. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding or matter as to which





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Indemnitee notifies the Company of the commencement thereof:

         (a) The Company will be entitled to participate therein at its own expense.

         (b) Except as otherwise provided in this Section 9(b), to the extent it desires, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding or matter, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company; (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding or matter, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding or matter brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

         (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or matter affected without its written consent. The Company shall not settle any Proceeding or matter in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

         10. Defense Counsel. Indemnitee hereby agrees that in any Proceeding in which Indemnitee and other past or present directors or officers of the Company (or its successor) who are entitled to indemnification from the Company are named defendants or respondents, Indemnitee and such other past or present directors or officers shall collectively select one firm of attorneys in any jurisdiction to defend all such defendants and respondents in such Proceeding unless counsel for Indemnitee advises that there are issues which may raise conflicts of interest between Indemnitee and such other persons.

         11. Indemnification for Negligence. To the extent permitted by then applicable law and subject to the provisions of this Agreement, the parties hereto recognize and acknowledge that Indemnitee may be indemnified in accordance with the provisions of this Agreement in Proceedings involving the negligence of Indemnitee.

         12. Successors; Binding Agreement. This Agreement shall be binding on and shall inure to the benefit of and be enforceable by the Company's successors and assigns and by the





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Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

         13. Enforcement. The Company has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce the Indemnitee to act as a director or officer, as the case may be, of the Company, and acknowledge that the Indemnitee is relying upon this Agreement in continuing in such capacity. In the event the Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse the Indemnitee for all of the Indemnitee's fees and expenses in bringing and pursuing such action. The Indemnitee shall be entitled to the advancement of Indemnified Amounts to the full extent contemplated by Section 3 hereof in connection with such proceeding.

         14. Severability. Each of the provisions of this Agreement is a separate and distinct agreement independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof, which other provisions shall remain in full force and effect, and, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held illegal, invalid or unenforceable.

         15. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Indemnitee and either the Chairman of the Board or the President of the Company or another officer of the Company specifically designated by the Board. No waiver by either party at any time of any breach by the other party of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a wavier of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent times. No agreements or representations, oral or otherwise, express or impled, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland, without giving effect to the principles of conflicts of laws thereof.

         16. Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:





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         If to the Indemnitee:

                 ________________________________
                 ________________________________
                 ________________________________

         If to the Company:

                 American Industrial Properties REIT, Inc.
                 6220 North Beltline
                 Suite 205
                 Irving, Texas 75063-2656
                 Attention:  President

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         18. Effectiveness. This Agreement shall be effective as of the date first above written.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                      AMERICAN INDUSTRIAL PROPERTIES REIT, INC.



                                      __________________________________________
                                      Charles W. Wolcott
                                      President and Chief Executive Officer



                                      INDEMNITEE



                                      __________________________________________



106300





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